EXHIBIT 4.9



EXECUTION COPY                                                     ALLEN & OVERY



                          ALLEN & OVERY LLP

                          EIGHTH ISSUER CASH MANAGEMENT AGREEMENT

                          HALIFAX plc


                          and

                          PERMANENT FINANCING (NO. 8) PLC


                          and

                          THE BANK OF NEW YORK


                          22nd June, 2005


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                                    CONTENTS

CLAUSE                                                                                                    PAGE

1.       Definitions and Interpretation.......................................................................1
2.       Appointment of Eighth Issuer Cash Manager............................................................1
3.       Eighth Issuer Cash Management Services...............................................................2
4.       Payments, Accounts, Ledgers..........................................................................3
5.       Payments under Eighth Issuer Swap  Agreements, Payments to the Principal Paying Agents and
         Termination of Eighth Issuer Swap Agreements.........................................................5
6.       No Liability.........................................................................................7
7.       Costs and Expenses...................................................................................7
8.       Information..........................................................................................7
9.       Remuneration.........................................................................................9
10.      Covenants of Eighth Issuer Cash Manager..............................................................9
11.      Non-Exclusivity.....................................................................................10
12.      Termination.........................................................................................10
13.      Further Assurance...................................................................................12
14.      Miscellaneous.......................................................................................13
15.      Confidentiality.....................................................................................14
16.      Notices.............................................................................................14
17.      Variation and Waiver................................................................................15
18.      No Partnership......................................................................................15
19.      Assignment..........................................................................................15
20.      Exclusion of Third Party Rights.....................................................................15
21.      Counterparts........................................................................................16
22.      Governing Law.......................................................................................16
23.      Submission to Jurisdiction..........................................................................16

SCHEDULE

1.       Cash Management Services............................................................................17
2.       Cash Management and Maintenance of Ledgers..........................................................19
3.       Form of Eighth Issuer Quarterly Report..............................................................25


Signatories..................................................................................................28



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THIS EIGHTH ISSUER CASH MANAGEMENT AGREEMENT is made on 22nd June, 2005 BETWEEN:

(1) HALIFAX PLC, a public limited company incorporated under the laws of England and Wales whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG (acting in its capacity as the EIGHTH ISSUER CASH MANAGER);

(2) PERMANENT FINANCING (NO. 8) PLC, a public limited company incorporated under the laws of England and Wales (registered number 5434519) whose registered office is at 35 Great St. Helen's, London EC3A 6AP (the EIGHTH ISSUER); and

(3) THE BANK OF NEW YORK, a New York banking corporation whose London branch address is at 48th Floor, One Canada Square, London E14 5AL (acting in its capacity as SECURITY TRUSTEE).

WHEREAS:

(A) On the Eighth Issuer Closing Date the Eighth Issuer will issue the Eighth Issuer Notes. The Eighth Issuer will make the Eighth Issuer Term Advances to Funding 1 from the proceeds of the issue of the Eighth Issuer Notes.

(B) The Eighth Issuer Cash Manager is willing to provide cash management services to the Eighth Issuer and the Security Trustee on the terms and subject to the conditions contained in this Agreement.

IT IS HEREBY AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1 The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated 22nd June, 2005 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Agreement) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) and the eighth issuer master definitions and construction schedule, signed for the purposes of identification by Allen & Overy LLP and Sidley Austin Brown & Wood on 22nd June, 2005 (as the same may be amended, varied or supplemented from time to time) (the EIGHTH ISSUER MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule and the Eighth Issuer Master Definitions and Construction Schedule shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto, and this Agreement shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 of the Eighth Issuer Master Definitions and Construction Schedule and the Master Definitions and Construction Schedule.

2.       APPOINTMENT OF EIGHTH ISSUER CASH MANAGER

2.1      APPOINTMENT

         Until termination pursuant to CLAUSE 12, the Eighth Issuer and the Security Trustee (according to their respective estates and interests) each hereby appoints the Eighth Issuer Cash Manager as its lawful agent to provide the Eighth Issuer Cash Management Services set out in this Agreement. The Eighth Issuer Cash Manager in each case hereby accepts such appointment on the terms and subject to the conditions of this Agreement.

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2.2      DUTIES PRESCRIBED BY TRANSACTION DOCUMENTS

         For the avoidance of doubt and in connection with the powers conferred under CLAUSE 2.1, save as expressly provided elsewhere in this Agreement nothing in this Agreement shall be construed so as to give the Eighth Issuer Cash Manager any powers, rights, authorities, directions or obligations other than as specified in this Agreement or any of the other Eighth Issuer Transaction Documents.

2.3      APPOINTMENT CONDITIONAL UPON ISSUANCE OF EIGHTH ISSUER NOTES

         The appointment pursuant to CLAUSE 2.1 is conditional upon the issue of the Eighth Issuer Notes and shall take effect upon and from the Eighth Issuer Closing Date automatically without any further action on the part of any person PROVIDED THAT if the issue of the Eighth Issuer Notes has not occurred by 22nd June, 2005, or such later date as the Eighth Issuer and the Lead Managers may agree, this Agreement shall cease to be of further effect.

3.       EIGHTH ISSUER CASH MANAGEMENT SERVICES

3.1      GENERAL

         The Eighth Issuer Cash Manager shall provide the services set out in this Agreement (including, for the avoidance of doubt, the Schedules) (the EIGHTH ISSUER CASH MANAGEMENT SERVICES).

3.2      APPROVALS AND AUTHORISATIONS

         The Eighth Issuer Cash Manager shall maintain, or procure the maintenance of, the approvals, authorisations, consents and licences required in connection with the business of the Eighth Issuer and shall prepare and submit, or procure the preparation and submission of, on behalf of the Eighth Issuer all necessary applications and requests for any further approvals, authorisations, consents or licences which may be required in connection with the business of the Eighth Issuer and shall, so far as it is reasonably able to do so, perform the Eighth Issuer Cash Management Services in such a way as not to prejudice the continuation of any such approvals, authorisations, consents or licences.

3.3      COMPLIANCE WITH TRANSACTION DOCUMENTS, ETC.

         The Eighth Issuer Cash Management Services shall include procuring (so far as the Eighth Issuer Cash Manager, using its reasonable endeavours, is able so to do) compliance by the Eighth Issuer with all applicable legal requirements and with the terms of the Eighth Issuer Transaction Documents, PROVIDED ALWAYS THAT the Eighth Issuer Cash Manager shall not lend or provide any sum to the Eighth Issuer and that the Eighth Issuer Cash Manager shall have no liability whatsoever to the Eighth Issuer, the Security Trustee or any other person for any failure by the Eighth Issuer to make any payment due under any of the Eighth Issuer Transaction Documents (other than to the extent arising from any failure by the Eighth Issuer Cash Manager to perform any of its obligations under any of the Eighth Issuer Transaction Documents).

3.4      LIABILITY OF EIGHTH ISSUER CASH MANAGER

(a) The Eighth Issuer Cash Manager shall indemnify each of the Eighth Issuer and the Security Trustee on demand on an after Tax basis for any loss, liability, claim, expense or damage suffered or incurred by it in respect of the negligence, fraud or wilful default of the Eighth Issuer Cash Manager in carrying out its functions as Eighth Issuer Cash Manager under, or as a result of a breach by the Eighth Issuer Cash Manager of, the terms and provisions of this Agreement or such other Eighth Issuer Transaction Documents to which the Eighth Issuer Cash Manager is a party (in its capacity as such) in relation to such functions.

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(b)      For the avoidance of doubt, the Eighth Issuer Cash Manager shall not be liable in respect of any loss, liability, claim, expense or damage suffered or incurred by the Eighth Issuer or the Security Trustee and/or any other person as a result of the proper performance of the Eighth Issuer Cash Management Services by the Eighth Issuer Cash
         Manager save to the extent that such loss, liability, claim, expense or damage is suffered or incurred as a result of any negligence, fraud or wilful default of the Eighth Issuer Cash Manager under, or as a result of a breach by the Eighth Issuer Cash Manager of, the terms and provisions of this Agreement or any of the other Eighth Issuer Transaction Documents to which the Eighth Issuer Cash Manager is a party (in its capacity as such) in relation to such functions.

4.       PAYMENTS, ACCOUNTS, LEDGERS

4.1      EIGHTH ISSUER TRANSACTION ACCOUNT

(a) The Eighth Issuer Cash Manager hereby confirms that the Eighth Issuer Transaction Account has been established on or before the date of this Agreement and that the mandate in the agreed form will apply to this Agreement at the Eighth Issuer Closing Date. The Eighth Issuer Cash Manager undertakes (to the extent to which the same is within its control in its capacity as Eighth Issuer Cash Manager) that at the Eighth Issuer Closing Date the Eighth Issuer Transaction Account will be operative and that the Eighth Issuer Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Eighth Issuer Transaction Account other than as created under or permitted pursuant to the Eighth Issuer Deed of Charge.

(b) The Eighth Issuer Cash Manager shall procure that the following amounts are paid into the Eighth Issuer Transaction Account:

         (i)      all amounts of interest paid on the Eighth Issuer Term
                  Advances;

         (ii)     all repayments of principal on the Eighth Issuer Term
                  Advances;

         (iii) all amounts received by the Eighth Issuer pursuant to the Eighth Issuer Swap Agreements (excluding the return or transfer of any Excess Swap Collateral as set out in the relevant Eighth Issuer Swap Agreement and in respect of each Eighth Issuer Swap Provider, prior to the designation of an early termination date under the relevant Eighth Issuer Swap Agreement and the resulting application of the collateral by way of netting or set-off, an amount equal to the value of all collateral (other than Excess Swap Collateral) provided by such Eighth Issuer Swap Provider to the Eighth Issuer pursuant to the relevant Eighth Issuer Swap Agreement (and any interest or distributions in respect thereof)); and

         (iv) any other amounts whatsoever received by or on behalf of the Eighth Issuer after the Eighth Issuer Closing Date,

         and the Eighth Issuer Cash Manager shall procure that all interest earned on the Eighth Issuer Transaction Account and all investment proceeds from and income and distributions arising from time to time in respect of Authorised Investments purchased from amounts standing to the credit of the Eighth Issuer Transaction Account are credited to such account.

(c) Each of the payments into the Eighth Issuer Transaction Account referred to in CLAUSE 4.1(B) shall be made forthwith upon receipt by the Eighth Issuer or the Eighth Issuer Cash Manager of the amount in question.

(d) For the avoidance of doubt, as soon as reasonably practicable after becoming aware of the same, the Eighth Issuer Cash Manager may, and shall, withdraw Cash from the Eighth Issuer Transaction

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         Account if, and to the extent that, such Cash was credited thereto in error and shall use its reasonable endeavours to ensure that such Cash is applied correctly thereafter.

(e) The Eighth Issuer Cash Manager shall promptly notify each of the Eighth Issuer and the Security Trustee in writing of any additional account which supplements or replaces any account specifically referred to in the definition of the Eighth Issuer Transaction Account in the Eighth Issuer Master Definitions and Construction Schedule.

(f) Each of the Eighth Issuer Cash Manager and the Eighth Issuer undertakes that, so far as it is able to procure the same, the Eighth Issuer Transaction Account and all instructions and mandates in relation thereto will continue to be operative and will not, save as permitted pursuant to the Eighth Issuer Bank Account Agreement, be changed without the prior written consent of the Security Trustee (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, the Eighth Issuer Cash Manager may change the authorised signatories in respect of any instructions or mandates without the prior written consent of the Security Trustee, in accordance with the terms of the Eighth Issuer Bank Account Agreement.

4.2      ADDITIONAL EIGHTH ISSUER ACCOUNTS

(a) If established, the Eighth Issuer Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to any Additional Eighth Issuer Account or any Eighth Issuer Swap Collateral Account other than as created under or permitted pursuant to the Eighth Issuer Deed of Charge.

(b) The Eighth Issuer Cash Manager shall procure that the relevant amounts are paid into the applicable Eighth Issuer Account or applicable Eighth Issuer Swap Collateral Account and the Eighth Issuer Cash Manager shall procure that all interest earned on the relevant Additional Eighth Issuer Account or relevant Eighth Issuer Swap Collateral Account and all investment proceeds from and income and distributions arising from time to time in respect of Authorised Investments purchased from amounts standing to the credit of an Additional Eighth Issuer Account or an Eighth Issuer Swap Collateral Account are credited to such account.

(c) Each of the payments into the Additional Eighth Issuer Account or any Eighth Issuer Swap Collateral Account referred to in CLAUSE 4.2(B) shall be made forthwith upon receipt by the Eighth Issuer or the Eighth Issuer Cash Manager of the amount in question.

(d) For the avoidance of doubt, as soon as reasonably practicable after becoming aware of the same, the Eighth Issuer Cash Manager may, and shall, withdraw Cash from an Additional Eighth Issuer Account or an Eighth Issuer Swap Collateral Account if, and to the extent that, such Cash was credited thereto in error and shall use its reasonable endeavours to ensure that such Cash is applied correctly thereafter.

(e) The Eighth Issuer Cash Manager shall promptly notify each of the Eighth Issuer and the Security Trustee in writing of any additional account which is established pursuant to CLAUSE 3.1 or CLAUSE 3.3 of the Eighth Issuer Bank Account Agreement or any account established to replace or supplement such account.

(f) Each of the Eighth Issuer Cash Manager and the Eighth Issuer undertakes that, so far as it is able to procure the same, the Additional Eighth Issuer Accounts and any Eighth Issuer Swap Collateral Accounts and all instructions and mandates in relation thereto will continue to be operative and will not, save as permitted pursuant to the Eighth Issuer Bank Account Agreement or any agreement entered into by HBOS Treasury Services plc on substantially the same terms as the Eighth Issuer Bank Account Agreement, be changed without the prior written consent of the Security Trustee (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, the Eighth


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         Issuer Cash Manager may change the authorised signatories in respect of any instructions or mandates without the prior written consent of the Security Trustee, in accordance with the terms of the Eighth Issuer
         Bank Account Agreement or any agreement entered into by HBOS Treasury Services plc on substantially the same terms as the Eighth Issuer Bank Account Agreement.

4.3      WITHDRAWALS

(a) The Eighth Issuer Cash Manager may make withdrawals on behalf of the Eighth Issuer from an Eighth Issuer Account, until such time as the Eighth Issuer Cash Manager receives a copy of an Eighth Issuer Note Acceleration Notice served by the Security Trustee on the Eighth Issuer, as permitted by this Agreement, but shall not in carrying out its functions as Eighth Issuer Cash Manager under this Agreement otherwise make withdrawals from an Eighth Issuer Account.

(b) Upon receipt of such an Eighth Issuer Note Acceleration Notice, no amount shall be withdrawn from the Eighth Issuer Accounts by the Eighth Issuer Cash Manager without the prior written consent of the Security Trustee.

4.4      CASH MANAGEMENT

         In administering the Eighth Issuer Accounts on behalf of the Eighth Issuer and the Security Trustee, the Eighth Issuer Cash Manager shall comply with the provisions of Schedule 2 prior to receipt by the Eighth Issuer Cash Manager of a copy of any Eighth Issuer Note Acceleration Notice served on the Eighth Issuer. Following service of an Eighth Issuer Note Acceleration Notice, the Security Trustee or any Receiver appointed by the Security Trustee will administer the Eighth Issuer Accounts in accordance with the terms of the Eighth Issuer Deed of Charge.

5. PAYMENTS UNDER EIGHTH ISSUER SWAP AGREEMENTS, PAYMENTS TO THE PRINCIPAL PAYING AGENTS AND TERMINATION OF EIGHTH ISSUER SWAP AGREEMENTS

5.1 On each Funding 1 Interest Payment Date, the Eighth Issuer or the Eighth Issuer Cash Manager on its behalf will procure that amounts received from Funding 1 under the Eighth Issuer Intercompany Loan Agreement are paid into the Eighth Issuer Transaction Account.

5.2 The Eighth Issuer, or the Eighth Issuer Cash Manager on its behalf, will procure that:

         (a) on each Funding 1 Interest Payment Date subject to making payments ranking higher in the order of priorities of payment set out in the Eighth Issuer Pre-Enforcement Priority of Payments or, as the case may be, the Eighth Issuer Post-Enforcement Priority of Payments, amounts received in respect of:

                  (i) the Eighth Issuer Series 1 Term Advances are paid to the relevant Series 1 Eighth Issuer Swap Provider or if such Eighth Issuer Swap Agreement has been terminated and the Eighth Issuer is unable to enter into a replacement hedge as set out in CLAUSE 5.4, into the relevant Additional Eighth Issuer Account;

                  (ii) the Eighth Issuer Series 2 Term Advances are paid to the relevant Series 2 Eighth Issuer Swap Provider or if such Eighth Issuer Swap Agreement has been terminated and the Eighth Issuer is unable to enter into a replacement hedge as set out in CLAUSE 5.4, into the relevant Additional Eighth Issuer Account;

                  (iii) the Eighth Issuer Series 3 Term Advances are paid to the relevant Series 3 Eighth Issuer Swap Provider or if such Eighth Issuer Swap Agreement has been terminated

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                           and the Eighth Issuer is unable to enter into a
                           replacement hedge as set out in CLAUSE 5.4, into the relevant Additional Eighth Issuer Account;

                  (iv) the Eighth Issuer Series 4 Term Advances are paid to the relevant Series 4 Eighth Issuer Swap Provider or if such Eighth Issuer Swap Agreement has been terminated and the Eighth Issuer is unable to enter into a replacement hedge as set out in CLAUSE 5.4, into the relevant Additional Eighth Issuer Account;

         (b)      on each relevant Interest Payment Date:

                  (i) amounts received from each Eighth Issuer Swap Provider under the relevant Eighth Issuer Swap Agreement are paid to the Principal Paying Agent, which amounts shall be paid by the Paying Agents (subject to the terms of the Eighth Issuer Paying Agent and Agent Bank Agreement) to the holders of the corresponding classes of Eighth Issuer Notes; and/or

                  (ii) amounts standing to the credit of the relevant Additional Eighth Issuer Account are, if applicable, exchanged at the "spot" rate from sterling into Euro or US Dollars, as necessary and, paid to the Principal Paying Agent, which amounts shall be paid by the Paying Agents (subject to the terms of the Eighth Issuer Paying Agent and Agent Bank Agreement) to the holders of the corresponding classes of Eighth Issuer Notes.

5.3 The Eighth Issuer, or the Eighth Issuer Cash Manager on its behalf, will procure that on each Interest Payment Date (subject to making payments ranking higher in the order of priorities of payment set out in the Eighth Issuer Pre-Enforcement Priority of Payments or, as the case may be, the Eighth Issuer Post-Enforcement Priority of Payments), amounts received from Funding 1 in respect of the Eighth Issuer Series 5A1 Term AAA Advance and the Eighth Issuer Series 5A2 Term AAA Advance are paid to the Principal Paying Agent, which amounts shall be paid by the Paying Agents (subject to the terms of the Eighth Issuer Paying Agent and Agent Bank Agreement) to the holders of the corresponding class of the Series 5 Eighth Issuer Notes.

5.4 If on or prior to the date of the earlier of (i) repayment in full of the Eighth Issuer Notes or (ii) the service of an Eighth Issuer Note Acceleration Notice, any of the Eighth Issuer Swaps are terminated, the Eighth Issuer Cash Manager (on behalf of the Eighth Issuer and the Security Trustee) shall purchase a replacement hedge (taking into account any early termination payment received from the relevant Eighth Issuer Swap Provider) in respect of the relevant class of Eighth Issuer Notes, against, as appropriate:

         (a) fluctuations in the relevant currency swap rate between Dollars and Sterling or the possible variance between LIBOR for three-month Sterling deposits and either:

                  (i) LIBOR for one-month Dollar deposits (in relation to the Series 1 Class A Eighth Issuer Notes); or

                  (ii) LIBOR for three-month Dollar deposits (in relation to the Series 1 Class B Eighth Issuer Notes, the Series 1 Class C Eighth Issuer Notes, the Series 2 Eighth Issuer Notes and the Series 3 Eighth Issuer Notes);

                  or

         (b) fluctuations in the relevant currency swap rate between Euro and Sterling or the possible variance between LIBOR for three-month Sterling deposits and EURIBOR for three-month Euro deposits (in relation to the Series 4 Eighth Issuer Notes)

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         in each case, on terms acceptable to the Rating Agencies and the Eighth
         Issuer and the Security Trustee and with a swap provider whom the Rating Agencies have previously confirmed in writing to the Eighth Issuer and the Security Trustee will not cause the then current ratings of the Eighth Issuer Notes to be downgraded.

5.5 If the Eighth Issuer receives a Refund Payment (as such term is defined in the definition of Eighth Issuer Revenue Receipts) then the Eighth Issuer, or the Eighth Issuer Cash Manager on its behalf, will distribute such Refund Payment as part of the Eighth Issuer Revenue Receipts in accordance with the relevant priority of payments.

6.       NO LIABILITY

         Save as otherwise provided in this Agreement, the Eighth Issuer Cash Manager shall have no liability for the obligations of either the Security Trustee or the Eighth Issuer under any of the Transaction Documents or otherwise and nothing in this Agreement shall constitute a guarantee, or similar obligation, by the Eighth Issuer Cash Manager of either Funding 1, the Security Trustee or the Eighth Issuer in respect of any of them.

7.       COSTS AND EXPENSES

         Subject to and in accordance with the Eighth Issuer Pre-Enforcement Priority of Payments or, as the case may be, the Eighth Issuer Post-Enforcement Priority of Payments, the Eighth Issuer will on each Interest Payment Date reimburse the Eighth Issuer Cash Manager for all out-of-pocket costs, expenses and charges (together with any amounts in respect of Irrecoverable VAT due thereon) properly incurred by the Eighth Issuer Cash Manager in the performance of the Eighth Issuer Cash Management Services including any such costs, expenses or charges not reimbursed to the Eighth Issuer Cash Manager on any previous Interest Payment Date and the Eighth Issuer Cash Manager shall supply the Eighth Issuer with an appropriate VAT invoice issued by the Eighth Issuer Cash Manager or, if the Eighth Issuer Cash Manager has treated the relevant cost, expense or charge as a disbursement for VAT purposes, by the person making the supply.

8.       INFORMATION

8.1      USE OF I.T. SYSTEMS

(a) The Eighth Issuer Cash Manager represents and warrants that at the date hereof in respect of the software which is to be used by the Eighth Issuer Cash Manager in providing the Eighth Issuer Cash Management Services it has in place all necessary licences and/or consents from the respective licensor or licensors (if any) of such software.

(b) The Eighth Issuer Cash Manager undertakes that it shall for the duration of this Agreement, use reasonable endeavours to:

         (i) ensure that the licences and/or consents referred to in PARAGRAPH (A) are maintained in full force and effect; and

         (ii) except in so far as it would breach any other of its legal obligations, grant to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement and/or to such person as the Eighth Issuer and the Security Trustee elect as a substitute cash manager in accordance with the terms of this Agreement a licence to use any proprietary software together with any updates which may be made thereto from time to time.

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(c)      The Eighth Issuer Cash Manager shall use reasonable endeavours to maintain in working order the information technology systems used by the Eighth Issuer Cash Manager in providing the Eighth Issuer Cash Management Services.

(d) The Eighth Issuer Cash Manager shall pass to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement and/or to such person as the Eighth Issuer and the Security Trustee elect as a substitute cash manager in accordance with the terms of this Agreement the benefit of any warranties in relation to the software insofar as the same are capable of assignment.

8.2      BANK ACCOUNT STATEMENTS

         The Eighth Issuer Cash Manager shall take all reasonable steps to ensure that it receives a monthly bank statement in relation to each of the Eighth Issuer Bank Accounts (subject to CLAUSE 6.3 of the Eighth Issuer Bank Account Agreement) and that it furnishes a copy of such statements to the Eighth Issuer and the Security Trustee, unless otherwise agreed.

8.3      ACCESS TO BOOKS AND RECORDS

         Subject to all applicable laws, the Eighth Issuer Cash Manager shall permit the Auditors of the Eighth Issuer and any other person nominated by the Security Trustee (to whom the Eighth Issuer Cash Manager has no reasonable objection) at any time during normal office hours upon reasonable notice to have access, or procure that such person or persons are granted access, to all books of record and account relating to the Eighth Issuer Cash Management Services provided by the Eighth Issuer Cash Manager and related matters in accordance with this Agreement.

8.4      STATUTORY OBLIGATIONS

         The Eighth Issuer Cash Manager will use its reasonable endeavours, on behalf of the Eighth Issuer, to prepare or procure the preparation of and file all reports, annual returns, financial statements, statutory forms and other returns which the Eighth Issuer is required by law to prepare and file. Subject to approval thereof by the directors of the Eighth Issuer, the Eighth Issuer Cash Manager shall cause such accounts to be audited by the Auditors and shall procure so far as it is able so to do that the Auditors shall make a report thereon as required by law and copies of all such documents shall be delivered to the Security Trustee, the Eighth Issuer and the Rating Agencies as soon as practicable after the end of each accounting reference period of the Eighth Issuer.

8.5      INFORMATION COVENANTS

(a) The Eighth Issuer Cash Manager shall provide the Eighth Issuer, the Security Trustee, the Seller and the Rating Agencies with a quarterly report substantially in the form set out in SCHEDULE 3, or in such other form reasonably acceptable to the recipients thereof, in respect of the Eighth Issuer. Each such quarterly report shall be delivered to the Eighth Issuer, the Security Trustee, the Seller and the Rating Agencies by the last Business Day of the month in which each Interest Payment Date occurs.

(b) The Eighth Issuer Cash Manager shall provide, or procure the provision of, to the Eighth Issuer, the Security Trustee and the Rating Agencies copies of any annual returns or financial statements referred to in CLAUSE 8.4 as soon as reasonably practicable after the preparation thereof upon the request of any such person.

(c) The Eighth Issuer Cash Manager shall notify the Rating Agencies in writing of the details of:

         (i)      any material amendment to the Eighth Issuer Transaction
                  Documents;

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         (ii)     the occurrence of an Eighth Issuer Note Event of Default; and

         (iii) any other information relating to the Eighth Issuer Cash Manager as the Rating Agencies may reasonably request in connection with its obligations under this Agreement, PROVIDED THAT such request does not adversely interfere with the Eighth Issuer Cash Manager's day-to-day provision of the Eighth Issuer Cash Management Services under the other terms of this Agreement.

(d) The Eighth Issuer Cash Manager shall, at the request of the Security Trustee, furnish the Security Trustee and the Rating Agencies with such other information relating to its business and financial condition as it may be reasonable for the Security Trustee to request in connection with this Agreement PROVIDED THAT the Security Trustee shall not make such a request more than once every three months unless, in the belief of the Security Trustee, an Eighth Issuer Intercompany Loan Event of Default, Eighth Issuer Note Event of Default or Eighth Issuer Cash Manager Termination Event (as defined in CLAUSE 12.1) shall have occurred and is continuing or may reasonably be expected to occur and PROVIDED FURTHER THAT such request does not adversely interfere with the Eighth Issuer Cash Manager's day-to-day provision of the Eighth Issuer Cash Management Services under the other terms of this Agreement.

9.       REMUNERATION

9.1      FEE PAYABLE

         The Eighth Issuer shall pay to the Eighth Issuer Cash Manager for the Eighth Issuer Cash Management Services a cash management fee (which shall be inclusive of VAT) which shall be agreed in writing between the Eighth Issuer, the Security Trustee and the Eighth Issuer Cash Manager from time to time.

9.2      PAYMENT OF FEE

         The cash management fee referred to in CLAUSE 9.1 shall be paid to the Eighth Issuer Cash Manager in arrear on each Quarterly Interest Payment Date in the manner contemplated by and in accordance with the provisions of the Eighth Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Eighth Issuer Post-Enforcement Priority of Payments.

10.      COVENANTS OF EIGHTH ISSUER CASH MANAGER

10.1     COVENANTS

         The Eighth Issuer Cash Manager hereby covenants with and undertakes to each of the Eighth Issuer and the Security Trustee that without prejudice to any of its specific obligations under this Agreement:

         (a) it will devote all due skill, care and diligence to the performance of its obligations and the exercise of its discretions under this Agreement;

         (b) it will comply with any proper directions, orders and instructions which the Eighth Issuer or the Security Trustee may from time to time give to it in accordance with the provisions of this Agreement and, in the event of any conflict, those of the Security Trustee shall prevail;

         (c) it will use its reasonable endeavours to keep in force all licences, approvals, authorisations and consents which may be necessary in connection with the performance of the Eighth Issuer Cash Management Services and prepare and submit all necessary applications and requests for any further approval, authorisation, consent or licence required in connection with the performance of the Eighth Issuer Cash Management Services;

         (d) save as otherwise agreed with the Eighth Issuer and the Security Trustee, it will provide free of charge to the Eighth Issuer during normal office hours office space, facilities, equipment and staff sufficient to fulfil the obligations of the Eighth Issuer under this Agreement;

         (e) it will not knowingly fail to comply with any legal requirements in the performance of the Eighth Issuer Cash Management Services;

         (f) it will make all payments required to be made by it pursuant to this Agreement on the due date for payment thereof for value on such day without set-off (including, without limitation, in respect of any fees owed to it) or counterclaim; and

         (g) it will, not without the prior written consent of the Security Trustee, amend or terminate any of the Eighth Issuer Transaction Documents save in accordance with their terms.

10.2     DURATION OF COVENANTS

         The covenants of the Eighth Issuer Cash Manager in CLAUSE 10.1 shall remain in force until this Agreement is terminated but without prejudice to any right or remedy of the Eighth Issuer and/or the Security Trustee arising from breach of any such covenant prior to the date of termination of this Agreement.

11.      NON-EXCLUSIVITY

         Nothing in this Agreement shall prevent the Eighth Issuer Cash Manager from rendering or performing services similar to those provided for in this Agreement to or for itself or other persons, firms or companies or from carrying on business similar to or in competition with the business of the Eighth Issuer or the Security Trustee.

12.      TERMINATION

12.1     EIGHTH ISSUER CASH MANAGER TERMINATION EVENTS

         If any of the following events (EIGHTH ISSUER CASH MANAGER TERMINATION EVENTS) shall occur:

         (a) default is made by the Eighth Issuer Cash Manager in the payment on the due date of any payment due and payable by it under this Agreement and such default continues unremedied for a period of three London Business Days after the earlier of the Eighth Issuer Cash Manager becoming aware of such default and receipt by the Eighth Issuer Cash Manager of written notice from the Eighth Issuer or the Security Trustee, as the case may be, requiring the same to be remedied; or

         (b) default is made by the Eighth Issuer Cash Manager in the performance or observance of any of its other covenants and obligations under this Agreement, which in the reasonable opinion of the Security Trustee is materially prejudicial to the interests of the Eighth Issuer Secured Creditors and such default continues unremedied for a period of twenty London Business Days after the earlier of the Eighth Issuer Cash Manager becoming aware of such default and receipt by the Eighth Issuer Cash Manager of written notice from the Security Trustee requiring the same to be remedied; or

         (c) while the Eighth Issuer Cash Manager is the Seller, an Insolvency Event occurs, then the Security Trustee may at once or at any time thereafter while such default continues by notice in writing to the Eighth Issuer Cash Manager terminate its appointment as Eighth Issuer Cash Manager under this Agreement with effect from a date (not earlier than the date of the notice) specified in the notice.

12.2     RESIGNATION OF EIGHTH ISSUER CASH MANAGER

         The appointment of the Eighth Issuer Cash Manager under this Agreement may be terminated upon the expiry of not less than 12 months' written notice of termination given by the Eighth Issuer Cash Manager to the Eighth Issuer and the Security Trustee PROVIDED THAT:

         (a) the Eighth Issuer and the Security Trustee consent in writing to such termination;

         (b) a substitute cash manager shall be appointed, such appointment to be effective not later than the date of such termination;

         (c) such substitute cash manager has cash management experience and is approved by the Eighth Issuer and the Security Trustee;

         (d) such substitute cash manager enters into an agreement substantially on the same terms as the relevant provisions of this Agreement or on such terms as are satisfactory to the Eighth Issuer and the Security Trustee and the Eighth Issuer Cash Manager shall not be released from its obligations under the relevant provisions of this Agreement until such substitute cash manager has entered into such new agreement and the rights of the Eighth Issuer under such agreement are charged in favour of the Security Trustee on terms satisfactory to the Security Trustee; and

         (e) the then current ratings (if any) of the Eighth Issuer Notes are not adversely affected as a result thereof.

12.3     EFFECT OF TERMINATION

(a) On and after termination of the appointment of the Eighth Issuer Cash Manager under this Agreement pursuant to this CLAUSE 12, all authority and power of the Eighth Issuer Cash Manager under this Agreement shall be terminated and be of no further effect and the Eighth Issuer Cash Manager shall not thereafter hold itself out in any way as the agent of the Eighth Issuer or the Security Trustee pursuant to this Agreement.

(b) Upon termination of the appointment of the Eighth Issuer Cash Manager under this Agreement pursuant to this CLAUSE 12, the Eighth Issuer Cash Manager shall:

         (i) forthwith deliver (and in the meantime hold on trust for, and to the order of, the Eighth Issuer or the Security Trustee, as the case may be) to the Eighth Issuer or the Security Trustee, as the case may be or as it shall direct in writing, all books of account, papers, records, registers, correspondence and documents in its possession or under its control relating to the affairs of or belongings of the Eighth Issuer or the Security Trustee, as the case may be, (if practicable, on the date of receipt) any monies then held by the Eighth Issuer Cash Manager on behalf of the Eighth Issuer, the Security Trustee and any other assets of the Eighth Issuer and the Security Trustee;

         (ii) take such further action as the Eighth Issuer or the Security Trustee, as the case may be, may reasonably direct at the expense of the Eighth Issuer or the Security Trustee, as the case may be (including in relation to the appointment of a substitute cash manager) provided that the

                  Security Trustee shall not be required to take or direct to be taken such further action unless it has been indemnified and/or secured to its satisfaction;

         (iii) provide all relevant information contained on computer records in the form of magnetic tape, together with details of the layout of the files encoded on such magnetic tapes; and

         (iv) co-operate and consult with and assist the Eighth Issuer or the Security Trustee or its nominee, as the case may be, (which shall, for the avoidance of doubt, include any Receiver appointed by it) for the purposes of explaining the file layouts and the format of the magnetic tapes generally containing such computer records on the computer system of the Eighth Issuer or the Security Trustee or such nominee, as the case may be.

12.4     NOTICE OF EVENT OF DEFAULT

         The Eighth Issuer Cash Manager shall deliver to the Eighth Issuer and the Security Trustee as soon as reasonably practicable but in any event within three London Business Days of becoming aware thereof a notice of any Eighth Issuer Cash Manager Termination Event or any Eighth Issuer Note Event of Default or any event which with the giving of notice or expiry of any grace period or certification, as specified in such Eighth Issuer Cash Manager Termination Event or Eighth Issuer Note Event of Default would constitute the same.

12.5     GENERAL PROVISIONS RELATING TO TERMINATION

(a) Termination of the appointment of the Eighth Issuer Cash Manager under this Agreement shall be without prejudice to the liabilities of the Eighth Issuer and the Security Trustee to the Eighth Issuer Cash Manager or vice versa incurred before the date of such termination. The Eighth Issuer Cash Manager shall have no right of set-off or any lien in respect of such amounts against amounts held by it on behalf of the Eighth Issuer or the Security Trustee.

(b) This Agreement shall terminate at such time as the Eighth Issuer Secured Obligations have been fully discharged.

(c) On termination of the appointment of the Eighth Issuer Cash Manager under the provisions of this CLAUSE 12, the Eighth Issuer Cash Manager shall be entitled to receive all fees and other moneys accrued up to (but excluding) the date of termination but shall not be entitled to any other or further compensation. The Eighth Issuer shall pay such moneys so receivable by the Eighth Issuer Cash Manager in accordance with the Eighth Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Eighth Issuer Post-Enforcement Priority of Payments, on the dates on which they would otherwise have fallen due hereunder. Such termination shall not affect the Eighth Issuer Cash Manager's rights to receive payment of all amounts (if any) due to it from the Eighth Issuer other than under this Agreement.

(d) Any provision of this Agreement which is stated to continue after termination of this Agreement shall remain in full force and effect notwithstanding termination.

13.      FURTHER ASSURANCE

13.1     CO-OPERATION, ETC.

         The parties to this Agreement agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Agreement.

13.2     POWERS OF ATTORNEY

         Without prejudice to the generality of CLAUSE 13.1, the Eighth Issuer and the Security Trustee shall upon request by the Eighth Issuer Cash Manager forthwith give to the Eighth Issuer Cash Manager such further powers of attorney or other written authorisations, mandates or instruments as are necessary to enable the Eighth Issuer Cash Manager to perform the Eighth Issuer Cash Management Services.

13.3     CHANGE OF SECURITY TRUSTEE

         In the event that there is any change in the identity of the Security Trustee or an additional security trustee is appointed in accordance with the Eighth Issuer Deed of Charge, the Eighth Issuer Cash Manager shall execute such documents with any other parties to this Agreement and take such actions as such new security trustee may reasonably require for the purposes of vesting in such new security trustee the rights of the Security Trustee under this Agreement and under the Eighth Issuer Deed of Charge and releasing the retiring Security Trustee from further obligations thereunder.

13.4     NO OBLIGATION ON SECURITY TRUSTEE

         Nothing contained in this Agreement shall impose any obligation or liability on the Security Trustee to assume or perform any of the obligations of the Eighth Issuer or the Eighth Issuer Cash Manager under this Agreement or render it liable for any breach thereof.

14.      MISCELLANEOUS

14.1     NO SET-OFF

         The Eighth Issuer Cash Manager agrees that it will not:

         (a) set-off or purport to set-off any amount which either the Eighth Issuer is or will become obliged to pay to it under this Agreement against any amount from time to time standing to the credit of or to be credited to any Eighth Issuer Account; or

         (b) make or exercise any claims or demands, any rights of counterclaim or any other equities against or withhold payment of any and all sums of money which may at any time and from time to time be standing to the credit of any Eighth Issuer Account.

14.2     NO PETITION

         The Eighth Issuer Cash Manager agrees that for so long as any Eighth Issuer Notes are outstanding it will not petition or commence proceedings for the administration or winding-up of the Eighth Issuer or participate in any such proceedings with regard thereto or file documents with the court for the appointment of an administrator in relation to the Eighth Issuer or serve a notice of intention to appoint an administrator in relation to the Eighth Issuer.

14.3     NO RECOURSE

(a) In relation to all sums due and payable by the Eighth Issuer to the Eighth Issuer Cash Manager, the Eighth Issuer Cash Manager agrees that it shall have recourse only to sums paid to or received by (or on behalf of) the Eighth Issuer pursuant to the provisions of the Eighth Issuer Transaction Documents.

(b) For the avoidance of doubt, the Security Trustee shall not be liable to pay any amounts due under CLAUSES 7 and 9, and without prejudice to the obligations of the Eighth Issuer, nor shall it be liable to pay any amounts due to any Receiver appointed pursuant to the Eighth Issuer Deed of Charge in respect of such amounts.

(c) Notwithstanding any other provisions of this Agreement, all obligations to, and rights of, the Security Trustee under or in connection with this Agreement (other than its obligations under CLAUSE 15) shall automatically terminate upon the discharge in full of all Eighth Issuer Secured Obligations, PROVIDED THAT this shall be without prejudice to any claims in respect of such obligations and rights arising on or prior to such date.

15.      CONFIDENTIALITY

         During the continuance of this Agreement or after its termination, each of the Eighth Issuer, the Eighth Issuer Cash Manager and the Security Trustee shall use its best endeavours not to disclose to any person, firm or company any information relating to the business, finances or other matters of a confidential nature of any other party to this agreement of which it may exclusively by virtue of being party to the Transaction Documents have become possessed and shall use all reasonable endeavours to prevent any such disclosure as aforesaid, PROVIDED HOWEVER THAT the provisions of this CLAUSE 15 shall not apply:

         (a) to any information already known to the recipient otherwise than as a result of entering into any of the Transaction Documents;

         (b) to any information subsequently received by the recipient which it would otherwise be free to disclose;

         (c) to any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

         (d) to any extent that the recipient is required to disclose the same pursuant to any law or order of any court of competent jurisdiction or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or any governmental or other authority (including, without limitation, any official bank examiners or regulators);

         (e) to the extent that the recipient needs to disclose the same for determining the existence of, or declaring, an Eighth Issuer Note Event of Default, or an Eighth Issuer Cash Manager Termination Event, the protection or enforcement of any of its rights under any of the Transaction Documents or in connection herewith or therewith or for the purpose of discharging, in such manner as it thinks fit, its duties under or in connection with such agreements in each case to such persons as require to be informed of such information for such purposes; or

         (f) in relation to any information disclosed to the professional advisers of the recipient or (in connection with a prospective rating of any debt to be issued by the Eighth Issuer or any New Issuer) to any Rating Agency or any prospective new cash manager or Security Trustee.

16.      NOTICES

         Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a Business Day or on the next Business Day if delivered thereafter or on a day which is not a Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

         (a) in the case of the Eighth Issuer Cash Manager: to Halifax plc at Trinity Road (LP/3/3/SEC), Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 113 235 7511) for the attention of the Head of Mortgage Securitisation with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile no. +44 (0) 20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

         (b)      in the case of the Eighth Issuer: to Permanent Financing (No.
                  8) PLC at 35 Great St. Helen's, London EC3A 6AP (facsimile number +44 (0) 20 7398 6325) for the attention of the Directors with a copy to Halifax plc at Trinity Road (LP/3/3/SEC), Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 113 235 7511) for the attention of the Head of Mortgage Securitisation; and

         (c) in the case of the Security Trustee: to The Bank of New York, 48th Floor, One Canada Square, London E14 5AL (facsimile number +44 (0) 20 7964 6399) for the attention of Global Structured Finance - Corporate Trust, or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this CLAUSE 16.

17.      VARIATION AND WAIVER

         No variation or waiver of this Agreement shall be effective unless it is in writing and signed by (or by some person duly authorised by) each of the parties. No single or partial exercise of, or failure or delay in exercising, any right under this Agreement shall constitute a waiver or preclude any other or further exercise of that or any other right.

18.      NO PARTNERSHIP

         It is hereby acknowledged and agreed by the parties that nothing in this Agreement shall be construed as giving rise to any partnership between any of the parties.

19.      ASSIGNMENT

19.1     ASSIGNMENT BY THE EIGHTH ISSUER

         The Eighth Issuer may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of each of the Security Trustee and the Eighth Issuer Cash Manager, except that the Eighth Issuer may assign its respective rights hereunder without such consent pursuant to the Eighth Issuer Deed of Charge.

19.2     NO ASSIGNMENT BY EIGHTH ISSUER CASH MANAGER

         The Eighth Issuer Cash Manager may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of the Eighth Issuer and the Security Trustee, such consent not to be unreasonably withheld or delayed.

20.      EXCLUSION OF THIRD PARTY RIGHTS

         A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

21.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts (manually or by facsimile) each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument provided, however, that this Agreement shall have no force or effect until it is executed by the last party to execute the same and shall be deemed to have been executed and delivered in the place where such last party executed this Agreement.

22.      GOVERNING LAW

         This Agreement is governed by, and shall be construed in accordance with, the laws of England.

23.      SUBMISSION TO JURISDICTION

         Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed the day and year first before written.

                                   SCHEDULE 1

                            CASH MANAGEMENT SERVICES

         The Eighth Issuer Cash Manager shall:

(a) operate the Eighth Issuer Accounts and ensure that payments are made into and from such accounts in accordance with this Agreement, the Eighth Issuer Deed of Charge, the Eighth Issuer Bank Account Agreement and any other relevant Eighth Issuer Transaction Document, PROVIDED HOWEVER THAT nothing herein shall require the Eighth Issuer Cash Manager to make funds available to the Eighth Issuer to enable such payments to be made other than as expressly required by the provisions of this Agreement;

(b) keep records for all taxation purposes (including, without limitation, those relating to VAT);

(c) subject to any applicable law, assist the Auditors of the Eighth Issuer and provide such information to them as they may reasonably request for the purpose of carrying out their duties as auditors of the Eighth Issuer;

(d) make all filings, give all notices and make all registrations and other notifications required in the day-to-day operation of the business of the Eighth Issuer or required to be given by the Eighth Issuer pursuant to the Eighth Issuer Transaction Documents;

(e) arrange for all payments due to be made by the Eighth Issuer under any of the Eighth Issuer Transaction Documents, PROVIDED THAT such moneys are at the relevant time available to the Eighth Issuer and PROVIDED FURTHER THAT nothing herein shall constitute a guarantee by the Eighth Issuer Cash Manager of all or any of the obligations of the Eighth Issuer under any of the Eighth Issuer Transaction Documents;

(f) without prejudice to the role of and in conjunction with the Eighth Issuer Corporate Services Provider under the Eighth Issuer Corporate Services Agreement, keep general books of account and records of the Eighth Issuer; provide accounting services, including reviewing receipts and payments, supervising and assisting in the preparation of interim statements and final accounts and supervising and assisting in the preparation of tax returns;

(g) without prejudice to the role of and in conjunction with the Eighth Issuer Corporate Services Provider under the Eighth Issuer Corporate Services Agreement, provide or procure the provision of company secretarial and administration services to the Eighth Issuer including the keeping of all registers and the making of all returns and filings required by applicable law or by UK regulatory authorities, co-operate in the convening of board and general meetings and provide registered office facilities;

(h) on behalf of the Eighth Issuer, PROVIDED THAT monies are at the relevant time available to the Eighth Issuer, pay all out-of-pocket expenses of the Eighth Issuer, incurred by the Eighth Issuer Cash Manager on behalf of the Eighth Issuer in the performance of the Eighth Issuer Cash Manager's duties hereunder including without limitation:

         (i)      all Taxes which may be due or payable by the Eighth Issuer;

         (ii) all necessary filing and other fees in compliance with regulatory requirements;

         (iii)    all legal and audit fees and other professional advisory fees;
                  and

         (iv) all communication expenses including postage, courier and telephone charges;

(i) with the prior written consent of the Security Trustee, invest monies standing from time to time to the credit of an Eighth Issuer Account in Authorised Investments, subject to the following provisions:

         (i) any such Authorised Investment shall be made in the joint names of the Eighth Issuer and the Security Trustee;

         (ii) any costs properly and reasonably incurred in making and changing Authorised Investments will be reimbursed to the Eighth Issuer Cash Manager and the Security Trustee by the Eighth Issuer; and

         (iii) all income and other distributions arising on, or proceeds following the disposal or maturity of, Authorised Investments shall be credited to the relevant Eighth Issuer Account.

                  The Security Trustee and the Eighth Issuer Cash Manager shall not be responsible (save where any loss results from the Security Trustee's or the Eighth Issuer Cash Manager's, as the case may be, own fraud, wilful default or negligence or that of their respective officers or employees) for any loss occasioned by reason of any such Authorised Investments whether by depreciation in value or otherwise provided that such Authorised Investments were made in accordance with the above provisions;

(j)      (i)      if necessary, perform all currency conversions free of charge, cost or expense at the relevant exchange rate; and

         (ii) for the purposes of any calculations referred to in sub-paragraph (i) above, any currency amounts used in or resulting from such calculations will be rounded in accordance with the relevant market practice;

(k) make all returns and filings required to be made by the Eighth Issuer and provide or procure the provision of company secretarial and administration services to the Eighth Issuer; and

(l) arrange payment of all fees to the London Stock Exchange plc or, as applicable, the UK Listing Authority of the Financial Services Authority.

                                   SCHEDULE 2

                   CASH MANAGEMENT AND MAINTENANCE OF LEDGERS

1.       DETERMINATION

(a) On each Eighth Issuer Note Determination Date, the Eighth Issuer Cash Manager shall determine each of the following in accordance with this paragraph 1:

         (i) the amount of any Eighth Issuer Principal Receipts and Eighth Issuer Revenue Receipts available as at the following Interest Payment Date; and

         (ii) the Principal Amount Outstanding of the Eighth Issuer Notes, the Pool Factor, and the Note Principal Payment of the Eighth Issuer Notes in accordance with the Conditions.

(b) The Eighth Issuer Cash Manager shall determine and notify the Eighth Issuer, the Note Trustee, the Registrar and the Paying Agents on or prior to 11:00 a.m. (London time) on the last day of each Interest Period of any Additional Amount payable in respect of such Interest Period.

(c)      (i)      The Eighth Issuer Cash Manager may make all the
                  determinations referred to in paragraph 1(a) and paragraph
                  1(b) on the basis of any reasonable and proper assumptions as the Eighth Issuer Cash Manager considers appropriate
                  (including without limitation as to the amount of any payments to be made under paragraph 3 below during the period from and including the Eighth Issuer Note Determination Date to but excluding the next Interest Payment Date).

         (ii) The Eighth Issuer Cash Manager shall on request notify the Eighth Issuer and the Security Trustee in writing of any such other assumptions and shall take account of any representations made by the Eighth Issuer and the Security Trustee (as the case may be) in relation thereto.

(d) Each determination made in accordance with this paragraph 1 shall (in the absence of fraud, wilful default, negligence and/or manifest error) be final and binding on all persons.

2.       NOTIFICATION OF DETERMINATIONS

(a) The Eighth Issuer Cash Manager will cause each determination of Eighth Issuer Available Funds to be notified forthwith to the Eighth Issuer.

(b) The Eighth Issuer Cash Manager shall procure that the determinations and notifications required to be made pursuant to CONDITION 5(C) of the Conditions are made.

(c) The Eighth Issuer Cash Manager will promptly notify the Eighth Issuer and each Calculation Agent (as defined in each of the Funding 1 Swap Agreement and each relevant Eighth Issuer Swap Agreement) of the relevant Note Principal Payment determined in accordance with paragraph 1(a)(ii) above.

3.       PRIORITY OF PAYMENTS FOR EIGHTH ISSUER REVENUE RECEIPTS

         Eighth Issuer Revenue Receipts will be applied, as applicable:

         (i)      on each Interest Payment Date; or

         (ii) on each day when due in respect of amounts due to third parties pursuant to paragraph (b) below or amounts due to the Eighth Issuer Account Bank under the Eighth Issuer Bank Account Agreement pursuant to paragraph (d) below, in each case until enforcement of the Eighth Issuer Security pursuant to the Eighth Issuer Deed of Charge or until such time as there are no Eighth Issuer Secured Obligations outstanding, in making such payments and provisions in the following order of priority (in each case only if and to the extent that payments or provisions of a higher priority have been made in full and to the extent that such withdrawal does not cause the Eighth Issuer Transaction Account to become overdrawn) (the EIGHTH ISSUER PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS):

         (a)      first, pari passu and pro rata, to pay amounts due to:

                  (i) the Security Trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following Interest Period to the Security Trustee under the Eighth Issuer Deed of Charge;

                  (ii) the Note Trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following Interest Period to the Note Trustee under the Eighth Issuer Trust Deed; and

                  (iii) the Agent Bank, the Paying Agents, the Registrar and the Transfer Agent, together with interest and any amount in respect of VAT on those amounts, and any costs, charges liabilities and expenses then due or to become due during the following Interest Period to the Agent Bank, the Registrar, the Transfer Agent and the Paying Agents under the Eighth Issuer Paying Agent and Agent Bank Agreement;

         (b) secondly, to pay amounts due to any third party creditors of the Eighth Issuer (other than those referred to later in this order of priority of payments), which amounts have been incurred without breach by the Eighth Issuer of the Eighth Issuer Transaction Documents and for which payment has not been provided for elsewhere and to provide for any of those amounts expected to become due and payable during the following Interest Period by the Eighth Issuer and to pay or discharge any liability of the Eighth Issuer for corporation tax on any chargeable income or gain of the Eighth Issuer;

         (c) thirdly, pari passu and pro rata, to pay amounts due to the Eighth Issuer Cash Manager, together with any amount in respect of VAT on those amounts, and to provide for any amounts due, or to become due to the Eighth Issuer Cash Manager in the immediately succeeding Interest Period, under this Agreement and to the Corporate Services Provider under the Eighth Issuer Corporate Services Agreement and to the Eighth Issuer Account Bank under the Eighth Issuer Bank Account Agreement;

         (d)      fourthly, pari passu and pro rata, to pay:

                  (i) on each Funding 1 Interest Payment Date amounts due to the Series 1 Class A Eighth Issuer Swap Provider in respect of the Series 1 Class A Eighth Issuer Swap (including any termination payment but excluding any related Eighth Issuer Swap Excluded Termination Amount) and from amounts received from the Series 1 Class A Eighth Issuer Swap Provider to pay on each Interest Payment Date interest due and payable on the Series 1 Class A Eighth Issuer Notes;

                  (ii) amounts due to the Series 2 Class A Eighth Issuer Swap Provider in respect of the Series 2 Class A Eighth Issuer Swap (including any termination payment but excluding any related Eighth Issuer Swap Excluded Termination Amount) and from amounts received from the Series 2 Class A Eighth Issuer Swap Provider to pay on each Interest Payment Date interest due and payable on the Series 2 Class A Eighth Issuer Notes;

                  (iii) amounts due to the Series 3 Class A Eighth Issuer Swap Provider in respect of the Series 3 Class A Eighth Issuer Swap (including any termination payment but excluding any related Eighth Issuer Swap Excluded Termination Amount) and from amounts received from the Series 3 Class A Eighth Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 3 Class A Eighth Issuer Notes;

                  (iv) amounts due to the Series 4 Class A Eighth Issuer Swap Provider in respect of the Series 4 Class A Eighth Issuer Swap (including any termination payment but excluding any related Eighth Issuer Swap Excluded Termination Amount) and from amounts received from the Series 4 Class A Eighth Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 4 Class A Eighth Issuer Notes; and

                  (v) interest due and payable on the Series 5 Class A Eighth Issuer Notes;

         (e)      fifthly, pari passu and pro rata, to pay:

                  (i) amounts due to the Series 1 Class B Eighth Issuer Swap Provider in respect of the Series 1 Class B Eighth Issuer Swap (including any termination payment but excluding any related Eighth Issuer Swap Excluded Termination Amount) and from amounts received from the Series 1 Class B Eighth Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 1 Class B Eighth Issuer Notes;

                  (ii) amounts due to the Series 2 Class B Eighth Issuer Swap Provider in respect of the Series 2 Class B Eighth Issuer Swap (including any termination payment but excluding any related Eighth Issuer Swap Excluded Termination Amount) and from amounts received from the Series 2 Class B Eighth Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 2 Class B Eighth Issuer Notes;

                  (iii) amounts due to the Series 3 Class B Eighth Issuer Swap Provider in respect of the Series 3 Class B Eighth Issuer Swap (including any termination payment but excluding any related Eighth Issuer Swap Excluded Termination Amount) and from amounts received from the Series 3 Class B Eighth Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 3 Class B Eighth Issuer Notes; and

                  (iv) amounts due to the Series 4 Class B Eighth Issuer Swap Provider in respect of the Series 4 Class B Eighth Issuer Swap (including any termination payment but excluding any related Eighth Issuer Swap Excluded Termination Amount) and from amounts received from the Series 4 Class B Eighth Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 4 Class B Eighth Issuer Notes;

         (f)      sixthly, pari passu and pro rata, to pay:

                  (i) amounts due to the Series 1 Eighth Class C Issuer Swap Provider in respect of the Series 1 Class C Eighth Issuer Swap (including any termination payment but excluding any related Eighth Issuer Swap Excluded Termination Amount) and from amounts received from the Series 1 Class C Eighth Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 1 Class C Eighth Issuer Notes;

                  (ii) amounts due to the Series 2 Eighth Class C Issuer Swap Provider in respect of the Series 2 Class C Eighth Issuer Swap (including any termination payment but excluding any related Eighth Issuer Swap Excluded Termination Amount) and from amounts received from the Series 2 Class C Eighth Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 2 Class C Eighth Issuer Notes;

                  (iii) amounts due to the Series 3 Eighth Class C Issuer Swap Provider in respect of the Series 3 Class C Eighth Issuer Swap (including any termination payment but excluding any related Eighth Issuer Swap Excluded Termination Amount) and from amounts received from the Series 3 Class C Eighth Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 3 Class C Eighth Issuer Notes; and

                  (iv) amounts due to the Series 4 Eighth Class C Issuer Swap Provider in respect of the Series 4 Class C Eighth Issuer Swap (including any termination payment but excluding any related Eighth Issuer Swap Excluded Termination Amount) and from amounts received from the Series 4 Class C Eighth Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 4 Class C Eighth Issuer Notes;

         (g) seventhly, pari passu and pro rata, to pay any termination payment due (without double counting) to:

                  (i) the Series 1 Eighth Issuer Swap Provider following an Eighth Issuer Swap Provider Default or an Eighth Issuer Swap Provider Downgrade Termination Event in respect of the Series 1 Eighth Issuer Swap Provider;

                  (ii) the Series 2 Eighth Issuer Swap Provider following an Eighth Issuer Swap Provider Default or an Eighth Issuer Swap Provider Downgrade Termination Event in respect of the Series 2 Eighth Issuer Swap Provider;

                  (iii) the Series 3 Eighth Issuer Swap Provider following an Eighth Issuer Swap Provider Default or an Eighth Issuer Swap Provider Downgrade Termination Event in respect of the Series 3 Eighth Issuer Swap Provider; and

                  (iv) the Series 4 Eighth Issuer Swap Provider following an Eighth Issuer Swap Provider Default or an Eighth Issuer Swap Provider Downgrade Termination Event in respect of the Series 4 Eighth Issuer Swap Provider;

         (h) eighthly, to the Eighth Issuer, an amount equal to 0.01 per cent. of the interest received on the Eighth Issuer Term Advances, to be retained by the Eighth Issuer as profit; and

         (i)      ninthly, to the Eighth Issuer.

4.       PRIORITY OF PAYMENTS FOR EIGHTH ISSUER PRINCIPAL RECEIPTS

         Subject to CONDITION 5 of the Eighth Issuer Notes, until enforcement of the Eighth Issuer Security pursuant to the Eighth Issuer Deed of Charge or until such time as there are no Eighth Issuer Notes outstanding, Eighth Issuer Principal Receipts will be applied as follows:

         (a) the Series 1 Class A Eighth Issuer Notes shall be redeemed on the relevant Interest Payment Date in an amount equal to the amount, repaid on that Interest Payment Date in respect of the Eighth Issuer Series 1 Term AAA Advance, converted into Dollars at the relevant Dollar Currency Exchange Rate;

         (b) the Series 2 Class A Eighth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Eighth Issuer Series 2 Term AAA Advance, converted into Dollars at the relevant Dollar Currency Exchange Rate;

         (c) the Series 3 Class A Eighth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Eighth Issuer Series 3 Term AAA Advance, converted into Dollars at the relevant Dollar Currency Exchange Rate;

         (d) the Series 4 Class A Eighth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Eighth Issuer Series 4 Term AAA Advance, converted into Euro at the relevant Euro Currency Exchange Rate;

         (e) the Series 5 Class A1 Eighth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Eighth Issuer Series 5A1 Term AAA Advance;

         (f) the Series 5 Class A2 Eighth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Eighth Issuer Series 5A2 Term AAA Advance;

         (g) the Series 1 Class B Eighth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Eighth Issuer Series 1 Term AA Advance, converted into Dollars at the relevant Dollar Currency Exchange Rate;

         (h) the Series 2 Class B Eighth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Eighth Issuer Series 2 Term AA Advance, converted into Dollars at the relevant Dollar Currency Exchange Rate;

         (i) the Series 3 Class B Eighth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Eighth Issuer Series 3 Term AA Advance, converted into Dollars at the relevant Dollar Currency Exchange Rate;

         (j) the Series 4 Class B Eighth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Eighth Issuer Series 4 Term AA Advance, converted into Euro at the Euro Currency Exchange Rate;

         (k) the Series 1 Class C Eighth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Eighth Issuer Series 1 Term BBB Advance, converted into Dollars at the relevant Dollar Currency Exchange Rate;

         (l) the Series 2 Class C Eighth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Eighth Issuer Series 2 Term BBB Advance, converted into Dollars at the relevant Dollar Currency Exchange Rate;

         (m) the Series 3 Class C Eighth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Eighth Issuer Series 3 Term BBB Advance, converted into Dollars at the Dollars Currency Exchange Rate; and

         (n) the Series 4 Class C Eighth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Eighth Issuer Series 4 Term BBB Advance, converted into Euro at the Euro Currency Exchange Rate.

                                   SCHEDULE 3

                     FORM OF EIGHTH ISSUER QUARTERLY REPORT

PERMANENT FINANCING (NO. 8) PLC

PERIOD ENDED                                     THIS QUARTER ((POUND))

INTERCOMPANY LOAN BALANCES
     Total intercompany loan balance

     Last Quarter Closing balance
     Repayments
     New Term Advances
     Cash Accumulated

                                                 ---------------------------
     Closing Balance

                                                 ===========================

CASH ACCUMULATION LEDGER

     Opening Balance
     Losses this Quarter
     Principal Received
     Principal paid

                                                 ---------------------------
     Closing Balance

                                                 ===========================

AVAILABLE CREDIT ENHANCEMENT
     Reserve Fund at closing (22/06/2005)
     Last Quarter Closing Reserve Fund
     Replenishments this quarter
     Drawings to make a bullet repayment
     Other drawings
                                                 ---------------------------
     Closing Reserve Fund Balance

                                                 ===========================
     Target Reserve Fund

                                                 ===========================

PRINCIPAL DEFICIENCY LEDGER                                 AAA                      AA                   BBB
     Opening PDL Balance
     Losses this Quarter

     PDL top up from Revenue Income
                                                 --------------------------- -------------------- --------------------
     Closing PDL Balance

                                                 =========================== ==================== ====================

SUBORDINATED LOANS OUTSTANDING
     Outstanding start up loan balance

     Last Quarter Closing Outstanding
     Accrued Interest
     New Loans
     Repayments Made

                                                 ---------------------------
     Closing Balance

                                                 ===========================

PERMANENT FINANCING
(NO. 8) PLC
NOTES OUTSTANDING

PERIOD ENDED

                         SERIES 1        SERIES 2        SERIES 3        SERIES 4      SERIES 5      SERIES 5       SERIES 5
                         CLASS A         CLASS A         CLASS A         CLASS A       CLASS A1      CLASS A2       CLASS A3
Moody's Current             P-1             Aaa             Aaa            Aaa            Aaa           Aaa           Aaa
Rating
Fitch Current Rating        F1+             AAA             AAA            AAA            AAA           AAA           AAA
S&P Current Rating         A-1+             AAA             AAA            AAA            AAA           AAA           AAA

                          SERIES 1        SERIES 2        SERIES 3        SERIES 4
                          CLASS B         CLASS B         CLASS B         CLASS B
Moody's Current             Aa3             Aa3             Aa3            Aa3
Rating
Fitch Current Rating        AA              AA              AA              AA
S&P Current Rating          AA              AA              AA              AA




                          SERIES 1        SERIES 2        SERIES 3        SERIES 4
                          CLASS C         CLASS C         CLASS C         CLASS C
Moody's Current            Baa2            Baa2            Baa2            Baa2
Rating
Fitch Current Rating        BBB             BBB             BBB            BBB
S&P Current Rating          BBB             BBB             BBB            BBB

                          SERIES 1        SERIES 2        SERIES 3       SERIES 4      SERIES 5      SERIES 5       SERIES 5
                          CLASS A         CLASS A         CLASS A        CLASS A       CLASS A1      CLASS A2       CLASS A3
Initial Note Balance
Previous Quarters
Note Principal
Note Redemptions
Outstanding Note
Principal

                           SERIES 1       SERIES 2        SERIES 3       SERIES 4
                           CLASS B        CLASS B         CLASS B        CLASS B
Initial Note Balance
Previous Quarters
Note Principal
Note Redemptions
Outstanding Note
Principal





                          SERIES 1        SERIES 2        SERIES 3      SERIES 4
                          CLASS C         CLASS  C        CLASS  C      CLASS C
Initial Note Balance
Previous Quarters
Note Principal
Note Redemptions
Outstanding Note
Principal

                          SERIES 1        SERIES 2        SERIES 3       SERIES 4      SERIES 5      SERIES 5       SERIES 5
                          CLASS  A        CLASS  A        CLASS  A       CLASS A       CLASS A1      CLASS A2       CLASS A3
Note Interest Margins
Step Up Dates
Step Up Margins

                          SERIES 1        SERIES 2        SERIES 3       SERIES 4
                          CLASS  B        CLASS  B        CLASS  B       CLASS B
Note Interest Margins
Step Up Dates
Step Up Margins

                          SERIES 1        SERIES 2        SERIES 3       SERIES 4
                          CLASS C         CLASS C         CLASS C        CLASS C
Note Interest Margins
Step Up Dates
Step Up Margins

                          SERIES 1        SERIES 2        SERIES 3       SERIES 4      SERIES 5      SERIES 5       SERIES 5
                          CLASS A         CLASS A         CLASS A        CLASS A       CLASS A1      CLASS A2       CLASS A3
Interest Payment
Cycle

Interest Payment Date
Next Interest
Payment Date

                          SERIES 1        SERIES 2        SERIES 3      SERIES 4
                          CLASS B         CLASS B         CLASS B       CLASS B
Interest Payment
Cycle

Interest Payment Date
Next Interest
Payment Date

                          SERIES 1        SERIES 2        SERIES 3       SERIES 4
                          CLASS C         CLASS C         CLASS C        CLASS C
Interest Payment
Cycle

Interest Payment Date
Next Interest
Payment Date

                                   SIGNATORIES

         EIGHTH ISSUER CASH MANAGER

SIGNED by                                            )
as attorney for and on behalf of                     )        .................................
HALIFAX PLC in the presence of:                      )        (as attorney as aforesaid)

Witness's signature:.................................

Name:               .................................

Address:            .................................

EIGHTH ISSUER

SIGNED by                                            )
as attorney for and on behalf of                     )
PERMANENT FINANCING (NO. 8) PLC                      )        .................................
in the presence of:                                  )        (as attorney as  aforesaid)

Witness's signature:.................................

Name:               .................................

Address:            .................................


SECURITY TRUSTEE

SIGNED by                                            )
for and on behalf of                                 )
THE BANK OF NEW YORK                                 )        .................................